As filed with the Securities and Exchange Commission on November 8, 2006
Registration No. 333-135574

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 7
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	3674	20-4623678
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4050 East Cotton Center Boulevard
Building 6, Suite 68
Phoenix, Arizona 85040
(602) 414-9300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael J. Ahearn
Chief Executive Officer
First Solar, Inc.
4050 East Cotton Center Boulevard
Building 6, Suite 68
Phoenix, Arizona 85040
(602) 414-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John T. Gaffney, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000	John D. Wilson, Esq. Shearman & Sterling LLP 1080 Marsh Road Menlo Park, California 94025 (650) 838-3600

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum Aggregate	Amount of
Title of Each Class of Securities to be Registered	Offering Price(1)(2)	Registration Fee(3)

Common Stock, par value $0.001 per share	$382,375,000	$40,914.13

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act of 1933, as amended.

(2)	Includes shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.

(3)	Previously paid.
     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
         This Amendment No. 7 is being filed solely for the purpose of filing exhibits to the Registration Statement on Form S-1 (File No. 333-135574) and no changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15 and 17 of Part II of the Registration Statement have been omitted from this filing.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 16 EXHIBITS
         Exhibits

Exhibit Number		Description of Document

1	.1**	Form of Underwriting Agreement
3	.1**	Amended and Restated Certificate of Incorporation of First Solar, Inc.
3	.2**	By-Laws of First Solar, Inc.
4	.1**	Form of Certificate of First Solar, Inc. Common Stock
4	.2**	Loan Agreement dated December 1, 2003, among First Solar US Manufacturing, LLC, First Solar Property, LLC and the Director of Development of the State of Ohio
4	.3**	Loan Agreement dated July 1, 2005, among First Solar US Manufacturing, LLC, First Solar Property, LLC and the Director of Development of the State of Ohio
4	.4**	Promissory Note dated September 30, 2005
4	.5**	Promissory Note dated January 30, 2006
4	.6**	Promissory Note dated February 3, 2006
4	.7**	Amended and Restated Promissory Note dated August 7, 2006, between First Solar, Inc. and the Estate of John T. Walton
4	.8**	Cognovit Term Note dated May 14, 2003, between First Solar Property, LLC and Kingston Properties, LLC
4	.9**	Form of Convertible Senior Subordinated Note due 2011
4	.10**	Registration Rights Agreement dated February 22, 2005, between First Solar, Inc. and Goldman, Sachs & Co.
4	.11**	Facility Agreement dated July 27, 2006, between First Solar Manufacturing GmbH, subject to the joint and several liability of First Solar Holdings GmbH and First Solar GmbH, and IKB Deutsche Industriebank AG
4	.12**	Addendum No. 1 to the Facility Agreement dated July 27, 2006, between First Solar Manufacturing GmbH, subject to the joint and several liability of First Solar Holdings GmbH and First Solar GmbH, and IKB Deutsche Industriebank AG
4	.13**	Demand Note dated July 26, 2005
4	.14**	2003 Unit Option Plan
4	.15**	Form of 2003 Unit Option Plan Agreement
4	.16**	Waiver Letter dated June 5, 2006, from the Director of Development of the State of Ohio
4	.17**	Form of Registration Rights Agreement between First Solar, Inc., JWMA Partners, LLC, the Estate of John T. Walton, JCL Holdings, LLC and Michael J. Ahearn
5	.1*	Opinion of Cravath, Swaine & Moore LLP
10	.1†	Framework Agreement on the Sale and Purchase of Solar Modules dated April 10, 2006, between First Solar GmbH and Blitzstrom GmbH
10	.2†	Framework Agreement on the Sale and Purchase of Solar Modules dated April 11, 2006, between First Solar GmbH and Conergy AG
10	.3†	Framework Agreement on the Sale and Purchase of Solar Modules dated April 5, 2006, between First Solar GmbH and Gehrlicher Umweltschonende Energiesysteme GmbH
10	.4†	Framework Agreement on the Sale and Purchase of Solar Modules dated April 9, 2006, among First Solar GmbH, Juwi Holding AG, JuWi Handels Verwaltungs GmbH & Co KG and juwi solar GmbH
10	.5†	Framework Agreement on the Sale and Purchase of Solar Modules dated March 30, 2006, between First Solar GmbH and Phönix Sonnenstrom AG
10	.6†	Framework Agreement on the Sale and Purchase of Solar Modules dated April 7, 2006, between First Solar GmbH and Reinecke + Pohl Sun Energy AG
10	.7**	Guarantee Agreement between Michael J. Ahearn and IKB Deutsche Industriebank AG

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Exhibit Number		Description of Document

10	.8**	Consulting Agreement with James F. Nolan
10	.9**	Grant Decision dated July 26, 2006, between First Solar Manufacturing GmbH and InvestitionsBank des Landes Brandenburg
10	.10**	2006 Omnibus Incentive Compensation Plan
10	.11**	Employment Agreement dated October 19, 2006, between First Solar, Inc. and Michael J. Ahearn
10	.12**	Employment Agreement dated May 30, 2001, between First Solar, Inc. and George A. (“Chip”) Hambro, as amended on February 6, 2003
10	.13**	Employment Agreement dated October 19, 2006, between First Solar, Inc. and I. Paul Kacir
10	.14**	Employment Agreement dated November 1, 2002, between First Solar, Inc. and Kenneth M. Schultz
10	.15**	Form of Change in Control Severance Agreement
10	.16**	Guaranty dated February 5, 2003
10	.17**	Form of Director and Officer Indemnification Agreement
10	.18**	Reclamation and Recycling Indemnification Policy
10	.19**	Letter Agreement dated November 30, 2005, between First Solar, Inc. and Robert H. Williams
10	.20**	Employment Agreement dated October 31, 2006, between First Solar, Inc. and Jens Meyerhoff
10	.21**	Amended and Restated Employment Agreement dated October 31, 2006, between First Solar, Inc. and I. Paul Kacir
10	.22**	Amended and Restated Employment Agreement dated October 31, 2006, between First Solar, Inc. and Michael J. Ahearn
21	.1**	List of Subsidiaries of First Solar, Inc.
23	.1*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
23	.2**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
24	.1**	Powers of Attorney of the directors and officers of the registrant
99	.1**	Consent of J. Thomas Presby

*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment has been requested for certain portions that are omitted in the copy of the exhibit electronically filed with the SEC. The omitted information has been filed separately with the SEC pursuant to our application for confidential treatment.

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SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Phoenix, Arizona on November 8, 2006.

First Solar, Inc.

By:	/s/ JENS MEYERHOFF

Name: Jens Meyerhoff
Title: Chief Financial Officer
         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 7 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date

* Michael J. Ahearn		President, Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2006

* Jens Meyerhoff		Chief Financial Officer (Principal Financial and Principal Accounting Officer)	November 8, 2006

* James F. Nolan		Director	November 8, 2006

* Bruce Sohn		Director	November 8, 2006

* Michael Sweeney		Director	November 8, 2006

*By:	/s/ JENS MEYERHOFF Jens Meyerhoff Attorney-in-Fact

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